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                                                                    EXHIBIT 99.1


                             SCHOOL SPECIALTY, INC.

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES


     FOR THE TWO YEARS ENDED DECEMBER 31, 1994, 1995, THE FOUR MONTHS ENDED
            APRIL 30, 1996 AND THE FISCAL YEAR ENDED APRIL 26, 1997



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                                            BALANCE AT    CHARGED TO   CHARGED TO                                         BALANCE
                                            BEGINNING     COSTS AND       OTHER                                          AT END OF
DESCRIPTION                   DATE          OF PERIOD      EXPENSES     ACCOUNTS    DEDUCTIONS           DATE              PERIOD
----------------------  -----------------  ------------  ------------  -----------  -----------  ---------------------  ------------
Allowance for doubtful  January 1, 1994    $    137,000  $    121,000   $            $ (19,000)(a) December 31, 1994    $    239,000
  accounts............  January 1, 1995         239,000        (2,000)    243,000(b)     30,000(a) December 31, 1995         211,000
                        January 1, 1996         211,000        10,000                  (19,000)(a) April 30, 1996            202,000
                        May 1, 1996             202,000        27,000                   (1,000)(a) April 26, 1997            471,000
Accumulated             January 1, 1994       1,540,000       757,000                 (781,000)(c) December 31, 1994       2,297,000
  amortization of       January 1, 1995       2,297,000     1,098,000                  (59,000)(c) December 31, 1995       2,614,000
  intangibles.........  January 1, 1996       2,614,000       203,000                            April 30, 1996            2,817,000
                        May 1, 1996           2,817,000       566,000                            April 26, 1997            3,324,000
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(a) Represents (write-offs)/recoveries of uncollectible accounts receivable.

(b) Allowance for doubtful accounts acquired in purchase acquisitions.

(c) Represents (write-offs)/recoveries of fully amortized intangible assets.